UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 ____________________________________________________________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): November 1, 2007

FITMEDIA INC. (Exact Name of Registrant as Specified in Charter)

Delaware	0-51755	98-0533824

(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

c/o Au Hui Province Anhui Runji Cement Co., Ltd. Xian Zhong Town, Han Shan County Chao Hu City, An Hui Province People’s Republic of China (Address of principal executive offices)

Registrant’s telephone number, including area code: (0086) 565 4219871

7108-150A Street Surrey, British Columbia, Canada V3S 2E2 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

CURRENT REPORT ON FORM 8-K
	FITMEDIA INC.
	TABLE OF CONTENTS
		Page
Item 1.01.	Entry into a Material Definitive Agreement	3
Item 2.01.	Completion of Acquisition or Disposition of Assets	4
	Share Exchange	4
	Stock Purchase	4
	Description of the Company	7
	Management’s Discussion and Analysis or Plan of Operations	15
	Risk Factors	22
	Security Ownership of Certain Beneficial Owners and Management	32
	Directors and Executive Officers	33
	Executive Compensation	34
	Certain Relationships and Related Transactions	35
Item 3.02.	Unregistered Sales of Equity Securities	36
Item 5.01.	Changes in Control of Registrant	38
Item 5.02.	Departure of Directors or Principal Officers; Election of
	Directors; Appointment of Principal Officers	38
Item 5.06.	Change in Shell Company Status	39
Item 9.01.	Financial Statements and Exhibits	39

Item 1.01. Entry into a Material Definitive Agreement

The Share Exchange Agreement

On October 9, 2007, FitMedia Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, Timothy Crottey, the President and majority shareholder of FitMedia (“Crottey”), Shouren Zhao, a citizen and resident of the People’s Republic of China and owner of 100% of the share capital of Ren Ji Cement Investment Company Limited (“Ren”); Ren Ji Cement Investment Company., Ltd., a British Virgin Islands corporation (“Renji Investment”) and owner of 100% of the share capital of Ren Ji Cement Company Limited; Ren Ji Cement Company Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“HK Renji”) and owner of 100% of the share capital of Anhui Province Runji Cement Co., Ltd.; and Anhui Province Runji Cement Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Anhui Runji”). For purposes of the Exchange Agreement, Mr. Zhao is referred to therein as the “Ren Shareholder, “ and Renji Investment, HK Renji and Anhui Runji are referred to therein as the “Renji Subsidiaries.” Upon closing of the share exchange transaction (the “Share Exchange”) contemplated under the Exchange Agreement on November 1, 2007, the Ren Shareholder transferred all of his share capital in Renji Investment to the Registrant in exchange for an aggregate of 55,000,000 shares of common stock of the Registrant, thus causing the Renji Subsidiaries to become a direct and indirect wholly-owned subsidiaries of the Registrant.

On October 9, 2007, the Registrant entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Registrant, Crottey, and the Ren Shareholder, pursuant to which the Ren Shareholder, as Purchaser, at closing on November 1, 2007, acquired 18,500,000 shares (the “Stock Purchase”) of common stock of the Registrant from Crottey for $540,000.00.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

  Demand and piggy-back registration rights were granted to the Ren Shareholder with respect to shares of the Company’s restricted common stock to be acquired by him at closing in a Regulation S offering.
  On the Closing Date, the current officers of the Registrant resigned from such positions and the persons chosen by Anhui Runji were appointed as the officers of the Registrant, notably Shouren Zhao, as Chairman, CEO and President and Yichun Jiang as CFO.
  On the Closing Date, Crottey resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Anhui Runji will be appointed as director of the Registrant, notably Liming Bi and Xuanjun Yang.
  On the Closing Date, the Registrant paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.
  As of the Closing, the parties consummated the transactions contemplated by the Stock Purchase Agreement.

As of the date of the Exchange Agreement and Stock Purchase Agreement, there are no material relationships between the Registrant or any of its affiliates and the Renji Subsidiaries, or Anhui Runji, other than in respect of the Share Exchange.

The foregoing description of the Exchange Agreement and the Stock Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto, and the complete text of the Stock Purchase Agreement, which is filed as Exhibit 2.2 hereto, both of which are incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange and Stock Purchase refer to Anhui Runji, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries. Information regarding the Company, Anhui Runji and the principal terms of the Share Exchange are set forth below.

Item 2.01. Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange and Stock Purchase refer to Anhui Runji, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries. Information regarding the Company and Anhui Runji and the principal terms of the Share Exchange and Stock Purchase are set forth below.

Share Exchange and Stock Purchase

The Share Exchange. On October 9, 2007, the Registrant entered into the Exchange Agreement with Crottey, Ren, and the Renji Subsidiaries. Upon closing of the Share Exchange on November 1, 2007, the Ren Shareholder delivered all of his share capital in Renji Investment to the Registrant in exchange for 55,000,000 shares of common stock of the Registrant, resulting in Renji Investment becoming a wholly owned subsidiary of the Registrant and HK Renji and Anhui Runji becoming indirect wholly owned subsidiaries of the Registrant. The Ren Shareholder received 55,000,000 shares of common stock of the Registrant.

The Stock Purchase. On October 9, 2007, the Registrant entered into the Stock Purchase Agreement with Crottey and the Ren Shareholder. Upon closing of the Stock Purchase Agreement on November 1, 2007, the Ren Shareholder paid $540,000.00 in cash for an aggregate of 18,500,000 shares of the Registrant’s common stock from Crottey. Pursuant to the Stock Purchase Agreement, at closing, the Ren Shareholder received 18,500,000 shares of the Registrant’s common stock of the Registrant’s common stock.

As a result, 23,832,064 shares of the Registrant’s common stock were outstanding immediately prior to the closings of the Share Exchange and the Stock Purchase, and 78,832,064 shares of the Registrant’s common stock were outstanding immediately after the closings of the Share Exchange and the Stock Purchase. Of these shares, approximately 5,228,564 shares represented the Registrant’s “public float” prior to and after the Share Exchange and the Stock Purchase. The 55,000,000 shares of common stock issued in the Share Exchange were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares sold in the Stock Purchase were sold in a private transaction in reliance upon an exemption from registration pursuant to “Section 4-1-1/2” and pursuant to Regulation S under the Securities Act. The shares in the public float will continue to represent the shares of the Registrant’s common stock held for resale without further registration by the holders thereof.

Neither the Registrant nor Anhui Runji had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Share Exchange or the Stock Purchase.

Prior to the announcement by the Registrant relating to the entry into the Share Exchange and Stock Purchase, there were no material relationships between the Registrant or Anhui Runji or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange and Stock Purchase. At this time, the Company intends to carry on Anhui Runji’s business as its sole line of business. The Registrant has relocated its executive offices to Xian Zhong Town, Han Shan County, Chao Hu City, An Hui Province, People’s Republic of China, and its telephone number is (0086) 565 4219871.

Pre-Share Exchange holders of share capital will exchange their existing certificates for certificates of the Registrant. This will be effected through our transfer agent. The certificates of the Registrant’s common stock issued in the Share Exchange and purchased in the Stock Purchase will be “restricted” within the meaning of Rule 144 under the Securities Act.

Changes to the Board of Directors and Officers.

On the Closing Date, the current officers of the Registrant resigned from such positions and the persons chosen by Shouren Zhao were appointed as the officers of the Registrant, notably Mr. Zhao, as Chairman, CEO and President and Yichun Jiang as CFO. Also on the Closing Date, Crottey resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Zhao will be appointed as directors of the Registrant, notably Xuanjun Yang and Liming Bi.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control. The Share Exchange is being accounted for as a “reverse merger,” since the Ren Shareholder owns a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange and Stock Purchase. Anhui Runji is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Anhui Runji and will be recorded at the historical cost basis of Anhui Runji, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and Anhui Runji, historical operations of Anhui Runji, and operations of the Registrant from the closing date of the Share Exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange and Share Purchase. The Registrant will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange and Share Purchase.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the Share Exchange and contribution of 100% of the share capital of Renji Investment to FitMedia, and an organizational chart showing the entities that existed after the Share Exchange and contribution of 100% of the share capital of Renji Investment to FitMedia.

Before Share Exchange

After Share Exchange

Acquisition Structure and Government Approval

On September 30, 2007, HK Renji signed a Share Exchange Agreement with the Ren Shareholder and Mr. Xuanjun Yang, the two shareholders of Anhui Runji, pursuant to which HK Renji agreed to acquire 100% of the share capital of Anhui Runji for a total consideration of US$2.95 million. The acquisition was part of the restructuring of the ownership of Anhui Runji in connection with the reverse merger with FTME, and was undertaken to comply with the foreign ownership laws of the People’s Republic of China.

The completion of the share exchange between HK Renji and Anhui Runji is conditioned on the satisfaction of various conditions precedent, all of which have been fulfilled except that certain approvals of the government of the People’s Republic of China, such as the approval of the State Administration of Foreign Exchange, the State Administration of Taxation, and the Central Administration of Quality Supervision, Inspection and Quarantine, are still pending.

Chinese counsel to Anhui Runji is of the opinion that these approvals are a matter of standard administrative procedure, and may take 2–3 months until all of the approvals are granted and the associated certificates are issued. As a result of the governmental process, the acquisition of the 100% of the share capital of Anhui Runji by HK Renji is not completed as a legal matter as of this time, but HK Renji has been advised that it will be completed in a matter of months.

The Ren Shareholder and Mr. Xuanjun Yang, the sellers and original shareholders of Anhui Renji, will be appointed officers and directors of the Registrant pursuant to the Exchange Agreement. In addition, the Ren Shareholder has been appointed as Chairman, Chief Executive Officer and President of Registrant.

Description of the Company

Overview

The Registrant was incorporated as a Delaware company on August 30, 2004. It is a development stage company. It planned to sell DVDs through small retail stores and others and it also planned to sell its fitness DVDs through its Internet site www.fitmedia.net. The Registrant has not yet entered into any agreements for the distribution of its DVDs.

The Registrant produced a Prenatal Yoga DVD and it is now available for sale. Through its wholly-owned subsidiary, Green Tea Productions, Inc., it developed a proposal for a television series, “Green Tea -Holistic Health for Modern Times” designed to showcase holistic health care techniques, practices and products. No producer or director as signed to the show. On November 1, 2007, Timothy Crottey, a director of the Company, purchased Green Tea Productions, Inc. from the Registrant for $100, in conjunction with the reverse merger.

From September to December 2004, the Registrant gathered information on the holistic, exercise, nutrition, exercise video, yoga and fitness industries and reviewed fitness videos and DVDs produced by its competitors. From January to May 2005, it developed a planned format for its first DVD and other DVDs that were planned at the time, including the length and descriptions of various segments. During this time the Registrant also reviewed resumes of potential fitness instructors to write or star in the planned DVDs.

The Registrant also reviewed resumes of potential production personnel, such as camera operators, video editors, costume designers, lighting technicians, sound editors and assistant directors. On June 28, 2005, the Registrant entered into an agreement with Timothy Crottey, its President, to act as director and producer for the Prenatal DVD. Between July and August, 2005 the Registrant completed principal photography of its first DVD, “FitMedia’s Prenatal Yoga” (the “Prenatal Yoga DVD”). It announced completion of the Prenatal Yoga DVD in a press release on October 2, 2006. On January 3, 2007 our internet site, www.fitmedia.net, launched its ecommerce capabilities and the Prenatal Yoga DVD has been made available for sale there.

In October, 2007, the management of the Registrant determined that it was in the best interests of the stockholders of the Registrant to agree to the Share Exchange and acquire Anhui Runji, a Chinese company that is engaged in the business of distributing cement across many provinces in mainland China as well as in Hong Kong. As part of the reverse merger, the Registrant will cease engaging in the health and fitness business.

As a result of the Share Exchange, Renji Investment became a wholly-owned subsidiary of the Registrant. Anhui Runji became an indirect wholly-owned subsidiary of the Registrant, and the Registrant succeeded to the business of Anhui Runji, which is a leading cement production and distribution company in mainland China. Using low cost production techniques, while building a strong brand image, Anhui Runji is a strong competitor in the central China cement market.

Anhui Runji is a producer and distributor of cement, primarily in An Hui Province of central China and neighboring locations, which was founded in December 2003. Its initial capital was 60,000,000 RMB and there were two founding shareholders who owned such capital in a ratio of 60 to 40%. Anhui Runji is located in Xianzong Town, Hanshan County, An Hui Province, where the factory occupies an area of 418 mu, and its limestone mine comprises an area of 1,000 mu. The Anhui Runji factory, limestone mine and storing mine together comprise an area of approximately 50,000 square meters.

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Anhui Runji, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries.

Company Overview

What we do

Anhui Province Runji Cement Co., Limited, a private company located in Anhui Province in China, was established in December 2003 with registered capital of 60 million RMB. The Company started production in October 2005 and specializes in cement production and sales. The main cement varieties produced are ordinary silicate cement PO52.5, P.O42.5, P.O32.5 and P.C32.5. At present, the Company has one cement clinker production line with daily production of 2,500 tons and one million tons annually.

The Company obtained its production license in 2005. Presently, the Company mainly focuses production on Runji Brand P.II52.5, P.O42.5, P.O32.5 and P.C32.5 cements. P.II52.5 is a high grade, high strength cement that is made in Anhui and Jiangsu Provinces and the region of north of the Changjiang River and is used in large projects. The Company has a rigorous quality control system and received ISO9001 quality system certification and international accreditation in March 2006. In addition our Company passed the national GB/T 19001-2000 standard authentication.

Presently, the Company’s main market is in Hefei and Pukou (Nanjing), with total sales of 600,000 tons in the area, representing 60% of our total annual production of one million tons. An additional 30% of total annual production is sold in the cities surrounding Hefei and Pukou, with another 10% being sold in Liu’an and Dingyuan in Anhui and Jiangsu.

How much we sell

Our net sales to customers for the fiscal year ended August 31, 2007, were $30,672,474. Where we are headed Our strategies for achieving continued success include:

1.	Add production lines and accelerate development of additional grinding stations, which together could increase annual production by 5 million tons:

	(a)	Through 2010, add three more cement clinker production lines—one with daily production of 2,500 tons and two with daily production of 5,000 tons; and

	(b)	Build a dry-method cement clinker base and two new cement grinding stations

2.	Increase energy saving measures and tighten cost control procedures:

	(a)	Maximize the use of the rotary kiln and spare thermal power to build a spare thermal power plant, which for every ton of cement clinker heat produced could generate power of approximately 40 kilowatts, potentially saving over 15 million RMB for one 2,500 ton daily production line; and

	(b)	Depend on rigorous cost control procedures to enhance the cost of the production linking process, thereby reducing consumption and saving cost

3.	Augment company management team and hire additional employees.

The Future – Construction of additional cement product lines or facilities

Our Business Plan

  We plan to raise adequate capital over the next five years
  On top of the 301 million RMB that has been invested in the current production line, an additional 1 billion RMB will be invested within four years to add 3 cement clinker production lines–200 million RMB to add one line producing 2,500 tons daily and 800 million RMB to add two lines each producing 5,000 tons daily. After completion of the three new cement clinker production lines, we will be able to produce an additional 5 million tons of cement, with a total production of 6 million tons every year.
  This will provide estimated sales of 1.4 billion RMB annually with a pre-tax profit of 477 million RMBor a net profit of 267 million RMB after taxes. We also expect sales to increase by 80% in the 300kilometer region surrounding the company once the new lines are completed.

Where we will do it

The floor space of our current plant is 418 hectares. In addition, we have a 1,000 hectare limestone mine located 500 meters from our main building, which is convenient for transportation to our plant. Total area of our building and facilities is 51,989.87m2, for which we have a property ownership certificate. We have a coal mining license that allows us to mine 87 million tons of coal with 50 million tons in reserve, an amount that could fill the requirement of a 2,500 ton cement production line for over 40 years.

Source of revenues

The projected revenues of our cement production and distribution will come from the addition of three cement clinker production lines over the next four years.

Factors that affect sales volumes for cement

  World gross domestic product growth and
  Demand for cement for construction internally in China.

Factors that affect the prices per ton of cement

  World economic environment
  Relative strength of the Chinese RMB

Our strategies for achieving success in cement production and distribution

  Focusing research and development and new ways to improve product quality.
  Improving cost competitiveness
  Focusing capital investment on new and improved product capabilities and cost reduction opportunities.

Sales by Product Category

The Company distributes a number of products, including the types of cement listed below. The sales of these types of cement for the last three years in U.S. Dollars are as follows:

	2004	2005	2006
PII52.5	None	None	447,490.14
PO42.5	None	1,739,321.41	19,721,794.71
PO32.5	None	86,996.75	834,80.10
PC32.5	None	185,844.83	1,572,053.37
Cement Clinker	None	116,290.32	1,692,652.50

A brief explanation of each type of cement and its uses follows:

PII52.5 – high strength and good adaptability. Mainly used on large projects where superior intensity is needed, such as large span bridges and beams.

PO42.5 – high strength and hardens quickly. Mainly used in normal concrete projects, such as high-rise buildings, roadways, viaducts and airplane runways.

PO32.5 – has low heat of hydration and good durability. Mainly used in commercial and industrial buildings and low intensity concrete projects.

PC32.5 –has low heat of hydration and high mineral content. Mainly used in commercial and industrial buildings and low intensity concrete projects.

New Products

There are no new products being developed currently.

The Market for Cement

The World Market for Cement

Cement production is a global industry. Estimates indicate that global cement production is increasing approximately 3% every year. At present, worldwide cement production is approximately 2.2 billion tons, with China accounting for up to 44% of that total.

According to cement sales figures, China is currently the largest producer of cement with India and America being the second and third largest producers. Since the huge demand for cement in America cannot be totally met by cement produced domestically, the U.S. also imports cement from Canada, China, Thailand and other countries. This trend is expected to continue for the next few years.

At present, apart from focusing on the question in the cement industry of environmental impact and sustainable urban development, the emerging market also been received much attention.. People often think the emerging market consists of the Middle East/ North Africa, Asia, Latin America and east Europe.

The China Market for Cement

There are 5,000 cement companies in China with annual turnover of 5 million RMB or more. Total production is 1.6 billion tons per year, of which only 470 million tons of cement per year is made from the Modern Dry Process. National trends of conserving energy, handling waste gas and pollution treatment, will result in growth in the cement industry.

The rapid increase in Chinese economic statistics will provide an increase in demand for cement. Economic growth rates of 9% will bring at least a 10% growth rate in the demand for cement.

In China, the average person uses only 8 tons of cement per year, which is lower than the consumption of 14 tons for developed countries.

Restrictions on cement production in developed countries caused a huge export demand in China, with increasing prices and profits in the international market.

The An Hui Province Market for Cement

Anhui Province is one of China’s major limestone producing provinces. Also, the Chanjiang River is located in Anhui Provinces, and its waters are very essential to the production of cement.

At present, the economic conditions are growing rapidly in Anhui Province, with economic growth around 11% per year, which is higher than average. As a result, there is a strong demand for cement. There are many large projects in the basic facilities area and in real estate development. Both require a significant amount of cement.

In Anhui Province, there are 170 cement businesses, with annual output of 40 million tons. However, 85% of the cement businesses lag behind Anhui Runji in terms of output and quality. The businesses that use advanced techniques in cement production are in demand.

Competition

Our competition in An Hui Province uses antiquated technology and is not competitive with that of Anhui Runji.

Our Competitive Advantage

We have a huge limestone reserve, which is of high grade. Our reserves approximate 130 million tons of limestone, in addition to 500 million tons which are located in and around 5 kilometers of our plant. All of this is adequate for our long term supply. In addition, the limestone contains over 53% calcium oxide, which produces high quality and high strength cement, which is superior to that of other companies.

Anhui Province has a very favorable climate for investment such as in the cement industry. Local governments offer tax incentives on resource usage, which favors industries such as cement.

We have a favorable location that is less than 100 kilometers away from the cities of Hefei and Nanjing. Other cities such as Wuhu, Ma’anshan, and Chaohu are between 20 – 70 kilometers away and also provide a good marketplace. Our close proximity to the Changjiang River affords us low cost shipping to many locations.

Our main competitors within the Hefei market are Anhui Chaodong Cement Stock Co., Ltd, Anhui Chaohu Tiepeng Cement Factory and Lujiang Dajiang Cement Co., Ltd. Additionally, there are 10 cement grinding companies with an annual production of 10 – 50 tons who compete with us.

Competitive Advantages and Strategy

Cement

The Company believes that its product formulations, price points, lower costs, relationships, infrastructure, proven quality, and reputation represent substantial competitive advantages. The Company is currently able to maintain a substantially lower cost structure than competitors based in An Hui Province and neighboring locations of China. Furthermore, the Company believes its competitive advantage in China is protected by significant knowledge of government regulations, business practices, and strong relationships.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.

Growth Strategy

The Company’s vision is to be the leading producer of cement and cement products in An Hui Province as well as surrounding provinces and cities. Management intends to grow the Company’s business by pursuing the following strategies:

  Grow capacity and capabilities in line with market demand increases
  Enhance leading-edge technology through continuous innovation, research and study
  Continue to improve operational efficiencies
  Build a strong market reputation to foster and capture future growth in China

Existing Facilities in China

Our modern dry process cement production line uses advanced technique such as a Siemens DCS (Distributed Computer Control System) auto control system. Our advanced facilities allowed us to achieve fully automated cement production. We currently have one 2,500 ton daily production line with a maximum annual production capacity of one million tons. We are building a second 2,500 ton daily production line, which is expected to be completed in August 2008.

Sales and Marketing

The Company has established an extensive distribution network throughout An Hui Province and neighboring locations. It has a Supply and Marketing Department with 10 staff members.

Intellectual Property

Our Company logo “Runji” was registered May 21, 2007 in Xianzong town, Hanshan County, Anhui Province.

Customers

For the twelve month period from September 1, 2006 through August 31, 2007, the Company achieved revenues of $30,672,474. That revenue was in part generated from the following representative customers:

Name of Customer	Products Sold		Sales for the Period	% of Sales
			by Customer	for the Period

Anhui Sanhe Concrete Co., Ltd	PO42.5, PII52.5		1,837,488.09	7.57%

Hefei Tianzhu Concrete Co., Ltd	PO42.5, PII52.5		1,417,243.7	5.84%

No.1 Station of Hefei Tonggong	PO42.5, PII52.5		1,155,207.17	4.76%
Industry Trade Co., Ltd

Hefei Tiancheng Concrete Co., Ltd	PO42.5, PII52.5		1,041,677.27	4.29%

Hefei Baoye Concrete Co., Ltd	PO42.5, PII52.5		1,021,205.41	4.21%

Hefei Hongjian Building Materials	PO42.5, PII52.5		944,508.01	3.89%
Group Limited Company

Shanghai Tongzhen Industry Co., Ltd	Cement Clinker		944,010.91	3.89%

No.2 Station of Hefei Tonggong
Industry Trade Co., Ltd	PO42.5, PII52.5		855,514.04	3.53%

Hefei Jianlong Concrete Co., Ltd	PO42.5, PII52.5		758,019.66	3.12%

Hanshan Zhongcheng Construction	PO42.5,	PO32.5,
Equipment Fixing Co.,Ltd	PC32.5		745,934.44	3.07%

PC32.5, PO32.5,
Others			13,547,984.12	55.83%
PO42.5, PII52.5

Total of Customers			$24,268,792.82	100%

Our major construction project is the Jinsai Road Skyway Bridge project, which will use approximately 90,000 tons of our PII52.5 cement. Another important project is the new campus for Anhui University, which will use 60,000 tons of our cement. In addition, the Anhui Economic Technological Development Area Hubin Road project will use 70,000 tons of cement. Finally, the Heifei Feixi Shangpai bridge project, the Heifei Wanzhen commercial apartment project and the Nanjing Minfa commercial apartment precast project will use 20,000 tons, 50,000 tons and 50,000 tons, respectively, of our cement.

Regulation

Our business is regulated in various ways as follows:

1. Cement Industry Development Policy enacted by the National Development and Reform Commission on October 17, 2006.

2. Notification regarding rate of tax refund enacted by the Ministry of Finance, National Development and Reform Commission, Department of Commerce, General Administration of Customs and State Administration of Taxation on September 14, 2006.

3. National Resource Integration Management Methodology enacted by the National Development and Reform Commission, Ministry of Finance and State Administration of Taxation on September 7, 2006.

4. Cement industry special legislation enacted by the National Development and Reform Commission on October 17, 2006.

5. Several policy opinions for the cement industry unanimously enacted by the National Development and Reform Commission, Ministry of Finance, Ministry of Land and Resources, Ministry of Construction, Department of Commerce, People's Bank of China, General Administration of Quality Supervision, and National and State Environmental Protection Administration on April 13, 2006.

Legal Proceedings

Anhui Runji is not aware of any significant pending legal proceedings against it.

Property

Our headquarters are located in Xianzong town, Hanshan County, Anhui Province, with our plant and facilities occupying 51,989.87m 2. Our company holds a property ownership certificate for this parcel.

Employees

Anhui Runji has a staff of approximately 300 employees in the following ten departments: Manufacture Control Department, Raw Material Plant, Burning Plant, Ready Product Plant, Machine Repairing Plant, Electronic Department, Laboratory, Financial Department, Supply and Marketing Department, and the General Administrative Offices. Included in the 247 employees are 30 senior managers, one general manager, three deputy general managers and one chief financial officer. Of the 247 employees, 214 are full time and 33 are part-time workers. Anhui Runji believes it is in compliance with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Anhui Runji, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Registrant was incorporated as a Delaware company on August 30, 2004. It is a development stage company. It planned to sell DVDs through small retail stores and others and it also planned to sell its fitness DVDs through its Internet site www.fitmedia.net. The Registrant has not yet entered into any agreements for the distribution of its DVDs.

The Registrant produced a Prenatal Yoga DVD and it is now available for sale. Through its wholly-owned subsidiary, Green Tea Productions, Inc., it developed a proposal for a television series, “Green Tea -Holistic Health for Modern Times” designed to showcase holistic health care techniques, practices and products. No producer or director as signed to the show. On November 1, 2007, Timothy Crottey, a director of the Company, purchased Green Tea Productions, Inc. from the Registrant for $100, in conjunction with the reverse merger.

From September to December 2004, the Registrant gathered information on the holistic, exercise, nutrition, exercise video, yoga and fitness industries and reviewed fitness videos and DVDs produced by its competitors. From January to May 2005, it developed a planned format for its first DVD and other DVDs that were planned at the time, including the length and descriptions of various segments. During this time the Registrant also reviewed resumes of potential fitness instructors to write or star in the planned DVDs. The Registrant also reviewed resumes of potential production personnel, such as camera operators, video editors, costume designers, lighting technicians, sound editors and assistant directors. On June 28, 2005, the Registrant entered into an agreement with Timothy Crottey, its President, to act as director and producer for the Prenatal DVD. Between July and August, 2005 the Registrant completed principal photography of its first DVD, “FitMedia’s Prenatal Yoga” (the “Prenatal Yoga DVD”). It announced completion of the Prenatal Yoga DVD in a press release on October 2, 2006. On January 3, 2007 the internet site, www.fitmedia.net, launched its ecommerce capabilities and the Prenatal Yoga DVD has been made available for sale there.

In October, 2007, the management of the Registrant determined that it was in the best interests of the stockholders of the Registrant to agree to the Share Exchange and acquire Anhui Runji, a Chinese company that is engaged in the business of producing and distributing cement in the An Hui Province and neighboring locations in mainland. As part of the reverse merger, the Registrant will cease engaging in the health and fitness business.

As a result of the Share Exchange, Renji Investment became a wholly-owned subsidiary of the Registrant. Anhui Runji became an indirect wholly-owned subsidiary of the Registrant, and the Registrant succeeded to the business of Anhui Runji, which is a leading cement production and distribution company in mainland. Using low cost production techniques, while building a strong brand image, Anhui Runji is a dominant competitor in the central China cement market.

The financial results summarized below are based on the Anhui Runji audited balance sheet as of August 31, 2007 and related audited statements of operations and retained earnings and statements of cash flows for the years ended August 31, 2007 and August 31, 2006. These audited financial statements are attached hereto as Exhibit 99.1.

Fiscal Year Ended August 31, 2007 Compared to the Fiscal Year Ended August 31, 2006.

Revenues. Revenues for the 2007 fiscal year were $30,672,474, compared to revenues for the 2006 fiscal year of $14,101,565. The increase is attributable to an increase in sales of cement.

Gross Profit. Gross profit for the 2007 fiscal year was $3,511,337, compared to gross profit for the 2006 fiscal year of $1,050,636. The increase is attributable to an increase in the profit margin.

Selling Expense . Selling expenses for the 2007 and 2006 fiscal year were $231,004 and $238,424, a decrease of 3%.

General and Administrative Expenses. General and administrative expenses for the 2007 fiscal year were $1,404,031, compared to general and administration expenses for the 2006 fiscal year of $1,020,950, an increase of 37.6% . The increase is attributable to increased overhead associated with a doubling of sales.

Net Income. Net income for the 2007 fiscal year was $777,877, compared to net loss for the 2006 fiscal year of $(656,697). The increase is attributable to increased sales, as well as expenses that did not increase proportionately.

Liquidity and Capital Resources

As of August 31, 2007, cash and cash equivalents totaled $1,400,479. The increase in financing activities was mainly due to the increase in the proceeds of loans from shareholders. The net cash used in investing activities was mainly due to additions to property, plant and equipment. The net cash from operating activities was mainly the result from the proceeds from inventories and receivables.

The net cash from operations increased from 2006 fiscal year of $5,711,203 to 2007 fiscal year of $306,667, a decrease of $5,404,536.

During the 2007 fiscal year, the Company raised a total of $15,476,433 from financing activities while there is only $5,580,660 for 2006 fiscal year, an increase of $9,895,773. The increase came from short term loan proceeds of $1,349,768, a loan from a related party of $14,182,406 and capital contribution of $12,243. The funding raised from the above loans was used to finance additions to property, plant and equipment.

The working capital as at August 31, 2007 was $918,819, comprised of cash and cash equivalents of $1,400,479, accounts receivable, net of $3,327,492, advances of $4,002,720, notes receivable of $583,765, due from related parties of $82,419, inventory of $1,698,579 and prepaid expenses of $800,955, less payables and accrued liabilities of $7,101,028, customer deposit of $753,293, short term loans of $1,588,188, taxes payable of $1,318,789, wages payable of $212,982 and due to related parties of $3,309.

Critical Accounting Policies and Estimates

The discussion and analysis of Anhui Runji’s financial condition presented in this section are based upon the audited consolidated financial statements of Anhui Runji, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements Anhui Runji is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Anhui Runji evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Anhui Runji bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Anhui Runji identified the most critical accounting principals upon which its financial status depends. Anhui Runji determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Anhui Runji presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. Anhui Runji recognizes sales when the revenue is realized or realizable, and has been earned, in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. Anhui Runji’s sales are related to sales of product. Revenue for product sales is recognized as risk and title to the product transfer to the customer, which usually occurs at the time shipment is made. Substantially all of Anhui Runji’s products are sold FOB (“free on board”) shipping point. Title to the product passes when the product is delivered to the freight carrier.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of Anhui Runji’s products that are sold in the China are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid by Anhui Runji on raw materials and other materials included in the cost of producing their finished product.

Accounts Receivable, Trade and Allowance for Doubtful Accounts. Anhui Runji’s business operations are conducted in the People's Republic of China. During the normal course of business, Anhui Runji extends unsecured credit to its customers. There is a zero balance for accounts receivable, trade outstanding at December 31, 2006 and 2005. Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. Anhui Runji reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence.

Off-Balance Sheet Arrangements. Anhui Runji has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Anhui Runji has not entered into any derivative contracts that are indexed to Anhui Runji’s shares and classified as shareholder’s equity or that are not reflected in Anhui Runji’s financial statements. Furthermore, Anhui Runji does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Anhui Runji does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Anhui Runji.

Inflation. Anhui Runji believes that inflation has not had a material effect on its operations to date.

Income Taxes. Anhui Runji has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since Anhui Runji had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts at August 31, 2007 and 2006. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on its Consolidated Financial Statements. While the Company cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after June 30, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155"), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets" (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K. Listed below are some important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock. There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the production and distribution of cement products and operating a cement business. There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

Unanticipated problems in expanding the Company’s cement business may harm the Company’s business and viability.

The Company’s future cash flow depends on its ability to timely expand its cement business. If the Company’s operations are disrupted and/or the economic integrity of its distribution operation is threatened for unexpected reasons (including, but not limited to, technical difficulties, poor weather conditions, and business interruptions due to terrorism or otherwise), the Company’s business may experience a substantial setback. Moreover, the occurrence of significant unforeseen conditions or events may require the Company to reexamine its business model. Any change to the Company’s business model may adversely affect its business.

If the Company does not obtain financing when needed, its business will fail.

As of August 31, 2007, the Company had cash and cash equivalents on hand in the amount of approximately $1,400,479 (audited). The Company predicts that it will need approximately $10 million to implement its business plan and meet its capital expenditure needs over the next three years. The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, availability of credit, prevailing interest rates and the market prices for the Company’s common stock.

The Company’s ability to operate at a profit is partially dependent on market prices of cement. If cement prices drop too far, the Company will be unable to maintain profitability.

The Company’s results of operations and financial condition will be affected by the selling prices for cement. Prices are subject to and determined by market forces over which the Company has no control. The Company’s revenues will be heavily dependent on the market prices for cement in many markets in China.

The success of the Company’s business depends upon the continuing contributions of its General Manager and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or the Company’s inability to attract new employees could have a negative impact on the Company’s business.

The Company relies heavily on the services of Wu Quien, the General Manager, and the services of Yichun Jiang, the Chief Financial Officer, as well as several other senior management personnel. Loss of the services of any of such individuals would adversely impact other Company’s operations. In addition, the Company believes that its technical personnel represent a significant asset and provide the Company with a competitive advantage over many of the Company’s competitors. The Company believes that its future success will depend upon its ability to retain these key employees and its ability to attract and retain other skilled financial, engineering, technical and managerial personnel. For example, the Company presently does not have any directors or officers experienced with public company SEC reporting and financial reporting requirements and the Company will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over the Counter Bulletin Board on which the Company’s common stock is traded (not currently required by OTCBB or SEC). In addition, as a result of failure to engage qualified personnel the Company may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC. None of the Company’s key personnel are party to any employment agreements. The Company does not currently maintain any “key man” life insurance with respect to any of such individuals.

We experienced low productivity and high production costs in the past, when we were delayed in our production of cement, which delay caused us to experience low profitability.

Our recent past suggests that delays in producing cement can lead to low productivity and high production costs, which result in low profitability. We have plans to bring on three new clinker lines over the next four years, and if we do not implement this growth with an organized and optimal expansion plan, we could continue to experience low profitability.

We have been forced to cease production for periods of time in order to install, maintain and adjust equipment, which resulted in high production costs and low profitability.

In the past, we have had to cease production for periods of time in order to install, maintain and adjust equipment, which resulted in high production costs and low profitability. In the future, we will be challenged to keep our equipment in working order so that we do suffer a decrease in profitability.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

Subject to its receipt of the additional capital required, the Company plans to grow very rapidly, which will place strains on management and other resources.

The Company plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources, particularly since the Company has approximately 300 employees. The Company will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management processes. The Company has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls. The Company is required to manage multiple relationships with various strategic partners, and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and management may be unable to manage growth effectively. To manage the expected growth of the Company’s operations and personnel, the Company will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base. The Company will be required to expand its finance, administrative and operations staff. The Company may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to the Cement Business

The economics of the cement industry, which require deliveries within a limited geographic radius of the plant, make deliveries outside of a localized area difficult and unprofitable.

The economics of the cement industry requires delivery of cement within a narrow geographic radius of the plant for the delivered price of cement to be affordable. Unless a company is willing to build additional plants closer to other markets, its potential to sell to projects within those markets and earn a profit is limited. Expansion opportunities are costly and limited, as is growth of our business.

Price competition in the cement market in China is intense, particularly in the production of low standard grade cement, all of which makes it difficult for a producer of high standard grade cement such as our Company to compete on quality alone.

Low grade producers of cement in China compete fiercely on price grounds alone. We are a high quality manufacturer of a variety of cements and we cannot always compete on price with the low quality manufacturer. The tendency of low quality manufacturers to under price the competition makes it difficult for us to bid and win certain jobs.

We are reliant on sales to the construction industry, which is the largest consumer of our cement. The construction industry has experienced swings in building patterns that are tied to the macroeconomic cycles in the Chinese economy. We are at the mercy of these swings in the economy as well.

Cement is used in the construction industry, most notably in private and government building projects. Such building projects depend on the state of the economy, which in recent years has fluctuated. Our revenues fluctuate accordingly and it is difficult to manage our business profitably under these conditions.

We are subject to regulation in the environmental area because of the dust that is discharged in the production and use of cement. The National and State Environmental Protection Administration imposes regulation and charges on cement manufacturers, which is an expensive cost to our business.

Environmental regulation, primarily in the area of dust creation in the manufacture of cement imposes significant costs on our operations. We also spend considerable funds on abatement of environmental issues and in research and development. The regulatory authorities can be arbitrary in their decisions and make the manufacture of cement a more costly and uncertain business.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, the Company believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While the Company believes that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect the Company’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in the PRC and all of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase the Company’s costs and also reduce demand for the Company’s products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As the Company relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent the Company from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, the Company could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. The Company’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect the Company’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of the Company’s revenue is derived, could have an adverse effect on the Company’s operations. The Company’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt the Company’s operations. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect the Company’s operations.

Because the Company’s principal assets are located outside of the United States and all of the Company’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and the Company’s officers and directors in the U.S. or to enforce U.S. court judgment against the Company or them in the PRC.

All of the Company’s directors and officers reside outside of the United States. In addition, Anhui Runji is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Share Exchange

The Company’s Chairman and President, Shouren Zhao, beneficially owns 93.2% of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, most of management of the Company do not beneficially own any of the Company’s outstanding common stock at this point in time, and one of the Company’s officers and directors beneficially owns 93.2% of the Company’s outstanding shares. The interests of this director may differ from the interests of other stockholders. As a result, this officer and director will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

  Electing or defeating the election of directors;
  Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;
  Effecting or preventing a merger, sale of assets or other corporate transaction; and
  Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, Anhui Runji has become an indirect wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, Anhui Runji has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if Anhui Runji had remained privately-held and did not consummate the Share Exchange.

In addition, it may be time consuming, difficult and costly for the Registrant to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. The Registrant may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If the Registrant is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Registrant may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Because Anhui Runji became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Anhui Runji’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the company since there is no incentive to brokerage firms to recommend the purchase of the company’s common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the company.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

  Additions or departures of key personnel;
  Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;
  Sales of the common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
  The Company’s ability to execute its business plan;
  Operating results that fall below expectations;
  Loss of any strategic relationship;
  Industry developments;
  Economic and other external factors; and
  Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock. The Company cannot predict how liquid the market for the Company’s common stock might become. The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol FTME. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders. For example, the Company’s Certificate of Incorporation allows the Company to issue shares of preferred stock without any vote or further action by stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation and Delaware law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contains a provision that provides for indemnification of directors and officers against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement by any such person in any proceeding that they are made a party to by reason of being or having been directors or officers of the Company, except in relation to matters as to which any such director or officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 1, 2007, the number of shares of the Registrant’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group.

Except as otherwise specified below, the address of each beneficial owner listed below is Anhui Province Runji Cement Co., Ltd., Xianzong Town, Hanshan County, An Hui Province of the People’s Republic of China.

Title		Number of	Percent of
of Class	Name	Shares Owned(1)	Voting Power(2)

Common	Shouren Zhao	73,500,000	93.2%

Common	Timothy Crottey 304 - 338 West 8th Ave. Vancouver, BC V5Y 3X2	100,000	0.1%

Common	All Officers and Directors as a Group (5 persons)	73,600,000	93.3%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

(2) Based on 78,832,064 shares issued and outstanding as of November 1, 2007.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth who our directors and executive officers will be upon the expiration of the ten day notice period under Rule 14f-1, and, in that connection, we filed with the Commission and mailed to our shareholders of record a Schedule 14F-1, which serves to provide such notice on November 8, 2007. Such notice period will expire on November 18, 2007. In the interim, all of the officers of the Registrant serving at closing resigned from such positions and the following persons were designated to the specified offices by Shouren Zhao, namely, Mr. Zhao, as Chairman, CEO and President, Yichun Jiang as CFO. Also on the Closing Date, Crottey resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Zhao will be appointed as directors of the Registrant, notably Xuanjun Yang and Liming Bi.

Name	Age	Position
Shouren Zhao	51	Chairman, Chief Executive Officer and President
Yichun Jiang	53	Chief Financial Officer
Xuanjun Yang	51	Director
Liming Bi	41	Director

Biographies

Shouren Zhao, Chairman, Chief Executive Officer and President – 51

Mr. Shouren Zhao, Chairman, CEO and President. Extensive experience in construction management. He established Tongshi Dajiangnan Cement Factory in Hainan in 1992 with an annual production of 200 thousands tons. From 1997-2002, he established, capitalized and managed Shanghai Jiangxin Co., Ltd, Zhejiang Hengtong Textile Co., Ltd, Jiangxi Hengtong Real Estate Co., Ltd. In 2003, he established a joint venture known as Nanjing Hongren Real Estate Co., Ltd. Also in 2003, he established the joint venture knowsn as Anhui Runji. Mr. Zhaoshouren was received an award as Hainan Province’s “Entrepreneur of the Year,” as Shaoxing’s “Model Worker.”

Yichun Jiang, Chief Financial Officer – 53

Mr. Yichun Jiang, Chief Financial Officer. He has experience in industrial and corporation finance for many years. He has a strong background in financial law and regulations, as well as financial management. Mr. Jiangyichun won a municipal award for excellence in accounting.

Xuanjun Yang, Director – 51

Mr. Xuanjun Yang, Director. He received a degree in engineering in 1956. Thereafter, from 1973 – 1980 he performed construction work for Zhejiang Zhuji Wuxie Handicraft Industry Community. From 1980-1993, he was a team leader on a major construction. From 1997 – 2003, he was a shareholder of Jiangxi Hengtong Real Estate Company and Nanjing Jinbo Real Estate company. From 2003 to date, he has been a shareholder of Nanjing Hongren Real Estate company and Anhui Runji .

Liming Bi, Director – 41

Mr. Liming Bi, Director and Deputy General Manager. He is a university graduate. He has been working at our company for many years in production technology, facility management and quality control. In 2003, Mr. Bi acted as Construction Deputy Commander in Chief and Production Deputy General Manager, responsible for technology R&D. He has significant experience in cement making and business management.

Meetings of Our Board of Directors

Our Board of Directors met in person or via telephone occasionally during our fiscal year ended January 31, 2007. Each member of the Board of Directors attended at least 75% of the meetings.

Anhui Runji’s Board of Directors held 5 meetings during the year ended August 31, 2007.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid nil to its directors for service as directors in 2006, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

			SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified	All
				Stock	Option	Incentive Plan	Deferred	Other
Name of Officer	Year	Salary	Bonus	Awards	Awards	Compensation	Compenstion	Compensation	Total
Shouren Zhao	2006		-	-	-	-	-	-	0
	2005		-	-	-	-	-	-	0
	2004		-	-	-	-	-	-	0
Yichun Jiang	2006		-	-	-	-	-	-	0
	2005		-	-	-	-	-	-	0
	2004		-	-	-	-	-	-	0
Qiuchang Wu	2006	2,560	-	-	-	-	-	-	2,560
	2005	2,000	-	-	-	-	-	-	2,000
	2004		-	-	-	-	-	-	-
Timothy Crottey	2006	1,375	-	-	-	-	-	-	1,375
	2005	1,766	-	-	-	-	-	-	1,766
	2004		-	-	-	-	-	-	-

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended August 31, 2007.

During the year ended August 31, 2007, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

The following individuals or companies have loaned a total of $21,527,985 on an unsecured non-interest bearing demand loan basis to the Company as of August 31, 2007:

31-Aug-07

Due to related party - L/T - Nanjin Hongren (a)	$ 12,689,198
Due to related party - L/T - Nanjin Runji (a)	6,460,246
Due to related party - L/T - Shouren, Zhao (b)	1,346,219
Due to related party - L/T - Xuanjun, Yang (b)	1,032,322

$ 21,527,985

(a)	Companies owned by the shareholders

(b)	Shareholders of the Company

The Exchange Agreement provides that Shouren Zhao exchanged 100% of the share capital of Renji Investment with Registrant for the issuance of 55,000,000 shares of common stock of the Registrant. In addition, pursuant to the Stock Purchase Agreement, Shouren Zhao acquired 18,500,000 shares of common stock of the Registrant from Crottey for a purchase price of $540,000. These transactions with Mr. Zhao, the Chairman, Chief Financial Officer and Treasurer of the Registrant, have been disclosed in several filings with the Commission and are discussed in depth herein.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of November 1, 2007, the Company issued to the Ren Shareholder 55,000,000 shares of common stock in a transaction intended to be exempt from registration under the Securities Act pursuant to Regulation S. The consideration for the issuance of the shares of common stock was the exchange by the Ren Shareholder of 100% of the share capital of Renji Investment. Pursuant to the exchange, Anhui Runji became an indirect wholly owned subsidiary of the Company.

Description of Securities

The Company is authorized to issue 80,000,000 shares of common stock, $.0001 par value. The Company is also authorized to issue 20,000,000 shares of “blank check” preferred stock. Immediately following the Share Exchange, there were 78,832,064 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The powers, preferences and rights and the qualifications, limitations or restrictions of the 20,000,000 shares of blank check preferred stock, par value $.0001, shall be determined by the board of directors.

Registration Rights

The Ren Shareholder has demand and piggy-back registration rights for all restricted securities that it received in the Share Exchange, at the expense of the Company.

Market Price and Dividends

Anhui Runji is, and has always been, a privately-held company and now is an indirect wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Anhui Runji. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol FTME, but there is currently no liquid trading market.

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders. Anhui Runji does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company’s Articles of Incorporation provide that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extend provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment

In addition, the Company’s By-Laws provide for extensive rights of indemnification to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, and authorize the Company to indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. Advancement to an indemnified director or officer of expenses is authorized by the By-Laws.

Anti-Takeover Effect of Certain By-Law Provisions

Certain provisions of the Company’s By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt. These provisions have the following effects:

  they provide that only business brought before an annual meeting by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and
  they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “FTME,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a distributor of cement located in China, and to develop an actively trading market.

The transfer agent for our common stock is Pacific Stock Transfer Co., 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone: (702) 361-3033.

Item 5.01.

Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and new officers designated by Shouren Zhao were appointed as follows: Mr. Zhao, Chairman, CEO and President, and Yichun Jiang, Chief Financial Officer. Timothy Crottey tendered his resignation as Chairman and President of the Company. Also on the Closing Date, Crottey resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Zhao will be appointed as directors of the Registrant, notably Xuanjun Yang and Liming Bi.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” on pages 33 and 34, and are incorporated by reference herein.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Zhao, Xuanjun Yang, and Liming Bi had or will have a direct or indirect material interest, other than the ownership of shares of common stock in the Registrant as a result of the reverse merger transaction. Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Registrant does not have an employment contract with any of Messrs. Ren, Jun, and Ming.

Item 5.06.

Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Anhui Runji’s audited financial statements for the fiscal years ended August 31, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1. See the Description of the financial statements set forth in Exhibit No. 99.1 set forth below.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Share Exchange Agreement by and among FitMedia Inc., Timothy Crottey, Shouren Zhao, Ren Ji Cement Investment Co., Ltd., Renji Cement Company Limited, and Anhui Province Runji Cement Co., Ltd., dated November 1, 2007.
2.2	Stock Purchase Agreement by and among Timothy Crottey, FitMedia Inc., and Shouren Zhao, dated November 1, 2007.
3.1	Articles of Incorporation of FitMedia Inc. (incorporated by reference from Exhibit 3 to FitMedia Inc.’s Registration Statement on Form SB-2 filed with the Commission on May 13, 2005.)
3.2	By-laws of FitMedia Inc. (incorporated by reference from Exhibit 3 to FitMedia Inc.’s Registration Statement on Form SB-2 filed with the Commission on May 13, 2005.)
21.1	List of Subsidiaries
99.1	Anhui Runji’s audited Balance Sheet dated August 31, 2007 and related audited statements of operations, changes in owner’s equity and cash flows for the years ended August 31, 2007 and August 31, 2006.
99.2	Unaudited Pro Forma Balance Sheet as of August 31, 2007, and Unaudited Pro Forma Statements of Operations for the period ended August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2007	FITMEDIA INC.

	By:	/s/ Shouren Zhao
Shouren Zhao
Chairman and CEO